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                                  Exhibit 4.3

                           COMMERCIAL METALS COMPANY
                     GENERAL EMPLOYEES' STOCK PURCHASE PLAN

         Commercial Metals Company (hereinafter referred to as the "Company") hereby establishes a plan to be known as the General Employees' Stock Purchase Plan (hereinafter called the "Plan") under which 573,133 shares of Common Stock of the Company will be offered for sale to the employees of the Company and its subsidiaries on an installment payment basis subject to the terms and conditions contained in the Plan.

         SECTION 1. PURPOSES. This Plan has been adopted to continue the Company's employee benefits program, to create additional incentive, to promote employee benefits program, to create additional incentive, to promote employee morale, to attract and retain desirable personnel, and to encourage employee ownership of the Company's stock.

         SECTION 2. SOURCE OF STOCK: All Common Stock issued under the Plan will be treasury shares owned or to be purchased by the Company, or, if a sufficient number of treasury shares are not available, authorized but unissued shares of Common Stock of the Company. A total of 573,133 shares of authorized but unissued shares are to be reserved for this purpose.

         SECTION 3. ADMINISTRATION: The Plan will be administered under procedures to be established by the Purchase Plan Committee to be established by the Board of Directors (hereinafter called the "Committee"). The Committee shall determine in its discretion the time or times and the number of shares which may be offered for purchase from time to time under this Plan, provided that the maximum number of shares offered for purchase to each eligible employee shall not exceed 200 shares in any year.

         SECTION 4. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any employee of the Company or of any subsidiary except those hereinafter noted, will be eligible to participate in the Plan after having been in the employ of the Company or of any of its subsidiaries or predecessor companies for at least one continuous year on the effective date of the Plan, provided that he is then in active service of the Company or any of its subsidiaries. As new employees complete a year's service they will be eligible to participate on the first day of January of each year or at such time or times as the Committee may determine.

         Ineligible employees are (a) directors of the Company, (b) any person who is an "officer" of the Company or any subsidiary or division as that term is defined by the rules of the Securities and Exchange Commission, (c) persons eligible to participate in the 1968 Officers' and Key Employees' Stock Option Plan and (d) any other employees who may be determined to be ineligible because
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legal restrictions; provided, however, any person excluded because of his inclusion within one or more of categories (a), (b), and (c) may be included in the Plan in the discretion of the Committee should it be determined that such person should be entitled to the benefits of the Plan because of exceptional meritorious service to the Company.

         SECTION 5. METHOD OF PARTICIPATION: Each eligible employee may elect to purchase within the limits to be prescribed each year by the Committee (but in any event not less than ten nor more than two hundred shares of the Common Stock of the Company during each year the Plan is in effect. The election to purchase such shares shall be made within the 31 days preceding January 1 of each year or from time to time at such time as may be designated by the Committee. In order to purchase shares, an application and agreement to purchase in the form provided for that purpose must be completed by the employee and delivered to the Committee during such 31 day period. Except as otherwise provided for herein, an election to purchase so delivered will constitute a continuing authority for payroll deductions in payment of the purchase price of the shares so elected to be purchased as provided in paragraphs 8 and 9. Notice of approval of the application and of the number of shares allocated in case of oversubscription will be given to each participating employee.

         SECTION 6. DILUTION OR OTHER ADJUSTMENTS: In the event that there is any change in the stock subject to this Plan through merger, consolidation, or reorganization, or in the event of any dividend to holders of such stock payable in stock of the same class or the issuance to such holders of rights to subscribe to stock of the same class, or in the event of any change in the capital structure, the Board of Directors shall make such adjustments with respect to any provisions of this Plan, as it deems equitable to prevent dilution or enlargement of the employee's rights, and to make appropriate adjustment in the total number of shares available for the purpose of the Plan.

         SECTION 7. PURCHASE PRICE: Applications for purchase will be date-stamped upon receipt by the Committee. The purchase price of the stock to the employee will be the average of the mean of the highest and lowest prices of one share of the Company's Common Stock on the New York Stock Exchange -- Consolidated Tape, or such other reporting services as the Committee may select, for each of the first ten days in December during which the New York Stock Exchange is open for business. In the absence of reported sales on any day the most recent previous day for which sales were reported shall be used in calculating the ten day average.

         SECTION 8. METHOD OF PAYMENT: The Committee shall determine on or before December 1 of each year the percentage of the purchase price (but in any event not less than 10% nor more than 50%) which the Company shall contribute toward the payment of the purchase




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price during the next succeeding year.  The employee shall pay that portion of the purchase price not paid by the Company. Except as hereinafter provided, the employee's portion of the purchase price for the shares shall be made in cash in equal installments (with no right of prepayment) by payroll deductions, from the employee's gross pay for each payroll period beginning after January 1 of each year and ending December 31 of the next year, until the employee's portion of the purchase price is fully paid.

         In the case of employees participating in the Plan who are unable to authorize payroll deductions under applicable laws, or if any employee has no pay, or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, such payment shall be made in cash or check at the office of the Treasurer of the Company. Such payments shall be due and payable not later than the tenth day immediately following the end of the payroll period in which the corresponding payroll deductions would have been made. No interest will be charged to the employee on the unpaid balance of the purchase price.

         The proceeds received by the Company from the sale of shares to employees under this stock purchase plan shall be used for general corporate purposes.

         SECTION 9. ISSUANCE OF STOCK AND PAYMENT THEREFOR: Upon payment by the employee of his portion of the purchase price of the stock as set forth in paragraph 7 above, the Company will pay the balance of the purchase price as previously determined by the Committee, whereupon the number of shares called for in the employee's application will be issued to the employee. Within 30 days after payment in full, a stock certificate will be delivered to the employee or his order by the Company, and the payroll deduction authorization will be cancelled.

         The time of issuance and delivery of the shares may be postponed for such period as may be required to comply with registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, listing requirements of the New York Stock Exchange or any other exchange on which the Common Stock may then be listed and the requirement under other laws or regulations applicable to the issuance or sale of such shares.


         SECTION 10. CANCELLATION OF APPLICATION: At any time prior to payment in full for his shares, each employee participating int he Plan will have the right to cancel his application by giving the Company written notice to that effect. Unless such notice earlier shall be revoked, the Company will within 30 days of receipt of such notice refund to the employee without interest the amount theretofore paid by him in respect of such shares and the shares shall be available again for the purposes of this Plan. In the event that an employee shall at any time revoke, cancel or suspend





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his authorization for payroll deductions or any employee shall otherwise fail to pay any installment within 10 days after its due date without making other arrangements satisfactory to the Company for discharging his indebtedness such action shall be equivalent to a notice of cancellation within the meaning of this paragraph.

         SECTION 11. TERMINATION OF PARTICIPATION IN THE PLAN AND SUSPENSION OF PAYMENTS:

         a. Termination of Service by Reason of Retirement or Death: If an employee's service terminates by reason of his death or retirement after reaching the normal retirement age or due to disability or other good and sufficient cause with the written permission of the Company, before his stock is fully paid for, the employee or his estate, as the case may be, within 90 days after such death or retirement may: (a) receive in cash the net amount accumulated on his application as a result of deductions from gross pay and/or payments to the Company; (b) have issued under the application and in settlement thereof a certificate for such number of whole shares as the net amount accumulated on the application to the time of the employee's retirement or death plus the Company's proportionate contribution will purchase at the time per share provided in Section 7; or (c) pay the balance due under the application and have issued in settlement thereof a certificate for the entire number of shares elected to be purchased. Any balance of such shares applied for but not so purchased shall be available for the purposes of this Plan. Any adjustment necessary to bring purchases to one or more whole shares shall be made in cash.

         b.      Termination of Service Otherwise Than by Death or Retirement:
In the case of an employee's service terminating any other way than by death or retirement before the stock is fully paid for, his application will be cancelled and he will be entitled to receive within 30 days cash in the total amount withheld from his gross pay and/or paid to the Company.

         c. Excused Absences: If an employee is granted a leave of absence, or if his absence from service is excused on account of illness, disability or entering the armed forces, he may during such period of absence make payments in cash to the Company, or the payment may be suspended, subject to any applicable law or governmental regulation, for such period of time not to exceed more than one year as the Committee in its sole discretion shall deem reasonable. An employee who is laid off or furloughed involuntarily may be deemed to be on an excused absence within the meaning of this section int he discretion of the Committee. Such an employee may cancel his application and receive in cash the amount to which he would be entitled if his services were permanently terminated otherwise than by death or retirement.

         SECTION 12. RIGHTS NOT TRANSFERABLE: No employee shall sell, assign, transfer, pledge, or otherwise dispose of or encumber





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either his right to participate in the Plan or his interest in any share to be issued upon payment of the amount due, and, except as otherwise provided by law, such right and interest shall not be liable for or subject to the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest, such action or claim shall be treated as a notice of cancellation, and the Company, except as may be otherwise required by law, will make refund to the employee as provided in Section 11 hereof.

         SECTION 13. CORPORATE BEARING OF EXPENSES: No charge of any kind will be made by the Company against the funds held in employee accounts other than the application of the funds to payment for Common Stock under the Plan. The Company will pay all fees and expenses incurred by the Company in connection therewith.

         SECTION 14. RIGHTS AS STOCKHOLDER: An employee or his estate will have no rights as a stockholder with respect to shares under election to purchase until he becomes a stockholder as herein provided. An employee will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the purchase period. An employee or his estate will become a stockholder with respect to shares purchased in case of resignation or death at the time the purchase of such shares becomes effective as provided in Section 11.

         SECTION 15. STOCK HELD AS SECURITY FOR AMOUNT TO BE WITHHELD: In the event that the issuance of any stock to an employee results in additional compensation to the employee under federal or state laws which require that the tax thereon be withheld, the Company may continue, after the date provided herein for issuance of stock, to deduce from his gross pay an amount required for such withholding. Until such tax is so deducted or otherwise paid by the employee to the Company, the stock will be held by the Company in issued form as security for the amount to be withheld and will be delivered to the employee within 30 days thereafter.

         SECTION 16. INDEMNIFICATION OF THE COMMITTEE: Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suite or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution





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of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

         Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

         SECTION 17. AMENDMENT OR TERMINATION OF THE PLAN: The Company reserves the right to amend, modify, suspend, revoke or terminate the Plan or any part thereof at any time without notice, provided that no action of the Board may (a) increase the maximum number of shares which may be sold pursuant to the Plan, except as provided in paragraph 6, (b) increase the maximum number of shares which may be offered for sale pursuant to the Plan to any employee,
(c) change the manner of determining the sales price, or, (d) without the written consent of the employee, materially and adversely affect the rights of such employee under any effective agreement to purchase or any approved application.

         Subject to the express provisions of the Plan, the Board of Directors shall also have authority to construe the respective agreements to purchase, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective agreements to purchase (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement to purchase int he manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Board of Directors on such matters shall be conclusive.





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